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EXHIBIT 10.36

                               PROMISSORY NOTE

$75,000.00                                                   February 4, 2003

     FOR VALUE RECEIVED, the undersigned, DCA of Cincinnati, LLC, an Ohio limited liability company (the "Borrower"), hereby promises to pay to the order of Dialysis Corporation of America, a Florida corporation (the "Lender") (and a member of the Borrower under an Operating Agreement dated November 8, 2001 by and between Lender and two other 20% members of the Borrower, Pupizion, Inc., an Ohio limited liability company ("Pupizion"), from whom the Borrower is leasing the premises located at 7501 Affinity Plaza, Mt. Healthy, Ohio (the "Facility"), and Bepo, Inc., an Ohio limited liability company (the "Operating Agreement"), all capitalized terms except as provided in this recourse promissory note (the "Note") shall have the meanings as defined in the Operating Agreement), or the Lender's successors and assigns (hereinafter, with any subsequent holder, the "Holder"), at its principal offices located at 1344 Ashton Road, Suite 201, Hanover, Maryland 21076, or at such other place or to such other party as the Holder of this Note may from time to time designate in writing, the principal sum of Seventy-Five Thousand Dollars ($75,000.00) together with interest on the principal balance outstanding from time to time at the fixed rate of two
(2%) percent over the prime rate as set by the Lender's primary financing institution until this Note is paid in full. The interest rate on the date hereof is 6.25% per annum. All payments hereunder shall be made in lawful currency of the United States and in immediately available funds. Interest shall be calculated on the basis of the actual number of days elapsed over a 360-day year.

     1. Financing.  This Note has been issued by the Lender in connection
        ---------
with the construction of the Facility by the Lender, and the Lender having extended, in addition to the other construction costs, the principal sum under this Note for tenant improvements by the Borrower to the Facility, which is deemed Financing under the Operating Agreement, and other than the terms set forth in this Note, the terms and provisions as provided for the repayment of Financing under the Operating Agreement shall govern, in particular but not limited to Section 7.2, indicating no distributions or allocations shall be made to any Member until Member Financings have been first fully paid, which has also been reflected in other provisions of the Operating Agreement, including but not limited to Articles 9, 10 and 12.

     2. Priority and Time of Payment.  Subject to the terms and provisions
        ----------------------------
of the Operating Agreement relating to Financing and its repayment, this Note shall be paid in whole or in part prior to any other payments by the Borrower to any other person at the earlier of (i) five years from the date of this Note, or (ii) at such time the Borrower, pursuant to the decision of the Borrower's Majority Members, which includes the Holder of this Note, has Cash Flow or other Special Proceeds available for distribution under
Article 9 of the Operating Agreement, subject to any tax payment distributions under Sections 9.1(ii) and 12.2(i) of the Operating Agreement (the "Maturity Date").

     Notwithstanding anything herein or in the Operating Agreement to the contrary, in the event the Borrower sells any Company Interests other than the Initial Company Interests, then the proceeds of such sale shall be first used to reduce or otherwise fully repay the principal sum and accrued interest under this Note, the balance of any proceeds of such Company Interest sale shall be used in accordance with the requirements of the Borrower and in accordance with the Operating Agreement.

     3. Application of Payments.  All payments on account of the indebtedness
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evidenced by this Note prior to demand or acceleration shall be applied first, to any and all costs, expenses, or charges then owed the Holder by the Borrower; second, to accrued and unpaid interest; third, to the payment of late charges provided herein; and the balance to the unpaid principal until the full amount of principal

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and interest has been paid in full.  All payments so received after demand or acceleration shall be applied in such manner as the Holder may determine in its sole and absolute discretion.

     4. Costs of Collections.  If all sums due under this Note are not paid
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in full when due, the Borrower agrees to pay, in addition to the sums due hereunder, all costs of collection (including reasonable attorneys' fees and expenses), whether suit be brought or not.

     5. Prepayment/Acceleration.  Amounts borrowed hereunder together with
        -----------------------
all accrued interest thereon may be prepaid at any time prior to the Maturity Date without penalty.

     6. Default
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        6.1 The occurrence of any one or more of the following events shall constitute an "Event of Default":

            a. Borrower fails or neglects to observe, perform or comply with the terms, conditions, covenants or warranties contained in this Note, the Operating Agreement or any other agreement now existing or hereafter executed evidencing, securing or relating to any way to the obligations, which are required to be observed, performed or complied with by the Borrower;

            b. The occurrence of any material uninsured damage to or loss, theft or destruction of any of the Borrower's property;

            c. Borrower is enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting all or any material part of its business;

            d. Any strike, lockout, labor dispute, embargo, condemnation, act of G-d or public enemy, or other casualty which causes the cessation or substantial curtailment of the Borrower's revenue producing activities for 30 days or more;

            e. The loss, suspension or revocation of, or failure to renew, any material license or permit now held or hereafter acquired by the Borrower;

            f. The entry of judgment or the issuance of a warrant of attachment, execution or similar process against the Borrower or its property in excess of $50,000, which shall not be dismissed, discharged or bonded within thirty (30) days;

            g. Lender ceases to hold a majority interest in the Borrower;

            h. The occurrence of any material adverse change in the financial condition of the Borrower; or

            i. Borrower shall (A) make a general assignment for the benefit of creditors; (B) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property (collectively a "proceeding for relief"); (C) become the subject to any proceeding for relief

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which is not dismissed within 60 days of its filing or entry; or (D) be dissolved or otherwise fail to maintain its legal existence.

        6.2 Acceleration of Obligations Upon Default.  Upon and after an Event
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of Default, all of the Borrower's obligations herein may, at the option of the
Lender, without any legal process, be declared, and immediately shall become due and payable.

     7. Default Interest Rate.  Upon the occurrence, and during the
        ---------------------
continuance of, an Event of Default, the rate of interest accruing on the unpaid principal balance hereof and accrued interest thereon shall be increased to a fixed rate of fifteen percent (15%) per annum.

     8. Maximum Rate of Interest.  This Note is subject to the express
        ------------------------
condition that at no time shall the Borrower be obligated or required to pay interest hereunder at a rate that could subject the Borrower to either civil or criminal liability as a result of being in excess of the maximum rate which the Borrower is permitted by law to contract or agree to pay. If, by the terms of this Note, the Borrower is at any time required or obligated to pay interest at a rate in excess of such maximum rate, the rate of interest under this Note shall be deemed to be immediately reduced to such maximum rate as permitted by law, and interest payable hereunder shall be computed at such maximum rate and the portion of all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance of this Note.

     9. Waivers.  The Borrower waives all exemption rights, whether under any
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state constitution, homestead exemption or otherwise, and also waives demand, presentment for payment, notice of dishonor, protest valuation and appraisal, notice of protest, notice of dishonor, and any other notice required to be given by law in connection with the delivery, acceptance, performance, default or enforcement of this Note, and consents to all forbearance or waiver of any term hereof or release or discharge by the Holder hereof of the Borrower, substitution or exchange of any security for the payment hereof or the failure to act on the part of the Holder or any other indulgence shown by the Holder from time to time, in one or more instances (without notice to or further assent from the Borrower) and the Borrower agrees that no such action, failure to act or failure to exercise any right or remedy on the part of the Holder shall in any way affect or impair the obligations of the Borrower hereunder or be construed as a waiver by the Holder of or otherwise affect any of the Holder's rights under this Note, under any endorsement or guaranty of this Note, or under any document or instrument evidencing any security for payment of this Note, and the Borrower expressly agrees that the Maturity Date hereof may be extended from time to time by the written consent of the Holder without in any way affecting the liability of the Borrower.

     10. Governing Law.  This Note shall be governed by, and construed in
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accordance with, the laws of the State of Ohio.

     11. Severability.  In the event any one or more of the provisions
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contained in this Note shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Note and this Note shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

     12. No Oral Modifications or Waivers.  This Note may not be changed
         --------------------------------
orally, but only by an agreement in writing signed by the parties against whom enforcement of any waiver, change, modification or discharge is sought.

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     13. Due Authority and Enforceability.  The representative of the Borrower
         --------------------------------
subscribing below represents that he or she has full power, authority and legal right to execute and deliver this Note and that the debt hereunder constitutes a valid and binding obligation of Borrower.

     14. WAIVER OF JURY TRIAL.  THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY
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AND INTENTIONALLY WAIVES THE RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN ANY
LITIGATION BASED HEREON, OR ARISING OUT OF, OR IN CONNECTION WITH THIS NOTE, THE OPERATING AGREEMENT AND RELATED DOCUMENTS. THIS PROVISION WAS SPECIFICALLY BARGAINED FOR AND IS A MATERIAL INDUCEMENT FOR THE HOLDER TO EXTEND CREDIT AND MAKE THE LOAN TO THE BORROWER.

     15. Assignment.  This Note and the obligations hereunder may not be
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assigned by the Borrower without the prior written consent of the Holder.

     16. Binding Effect.  This Note shall be binding upon the Borrower and
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its successors and assigns and shall inure to the benefit of the Holder and its successors and assigns.

     17. Headings.  The headings in this Note are for convenience of reference
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only and shall not define or limit any terms or provisions hereof.

     18. Non-Membership Status of the Lender.   Pursuant to Article 7 of the
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Operating Agreement, with respect to the granting of this Note, Lender, or any future Holder, will be treated as a non-Member of the Borrower.

     19. Use of Certain Terms.  The words "herein," "hereof," "hereunder" and
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other words of similar import refer to this Note as a whole and not to any particular section of this Note unless specifically stated otherwise in this Note.


                         {signatures on following pages}

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     IN WITNESS WHEREOF, the Borrower has duly executed this Note as of the day and year first above written.

                                       BORROWER:

                                       DCA OF CINCINNATI, LLC,
                                       an Ohio limited liability company

                                       By Members:
                                       DIALYSIS CORPORATION OF AMERICA


                                          /s/ Stephen W. Everett
                                       By:------------------------------------
                                          Name: STEPHEN W. EVERETT
                                          Title: President

STATE OF MARYLAND      )
                       )   SS:
COUNTY OF ANNE ARUNDEL )

     The foregoing instrument was acknowledged before me this 4th day of February, 2003 by Stephen W. Everett, the President of Dialysis Corporation of America, a Florida corporation, on behalf of the corporation.


                                       /s/ Anne M. Davis
                                       ---------------------------------------
                                       Notary Public


                                       PUPIZION, INC.

                                          /s/ Alvaro A. Reyes
                                       By:------------------------------------
                                          Name: ALVARO A. REYES, M.D.
                                          Title: President

STATE OF OHIO    )
                 )   SS:
COUNTY OF BUTLER )

    The foregoing instrument was acknowledged before me this 6TH day of February, 2003 by Alvaro A. Reyes, M.D., the President of Pupizion, Inc., an Ohio limited liability company, on behalf of the company.

                                       /S/ James J. Carroll
                                       ---------------------------------------
                                       Notary Public

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                                       BEPO, INC.

                                          /S/ Beatriz Porras
                                       By:------------------------------------
                                          Name: BEATRIZ PORRAS, M.D.
                                          Title: President

STATE OF OHIO    )
                 )   SS:
COUNTY OF BUTLER )

     The foregoing instrument was acknowledged before me this 6TH day of February, 2003 by Beatriz Porras, M.D., the President of Bepo, Inc., an Ohio limited liability company, on behalf of the company.

                                       /s/ James J. Carroll
                                       ---------------------------------------
                                       Notary Public






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